CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption
"Service Providers-Independent Auditors" included in this Registration Statement (Form N-1A, No. 333-33365) of SAMCO Fund, Inc.

/s/ Ernst & Young LLP

New York, New York
July 20, 1998